EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (Form S-8) of our independent auditor’s report dated January 22, 2004, with respect to the consolidated financial statements of Aladdin Knowledge Systems Ltd. included in the Annual Report (form 20-F) for the year ended December 31, 2003.

Tel-Aviv, Israel November 29, 2004	/s/ KOST FORER, GABBAY & KASIERER —————————————————— KOST FORER, GABBAY & KASIERER A MEMBER OF ERNEST & YOUNG GLOBAL